DTC DELIVERY ELECTION FORM

THIS FORM MUST BE COMPLETED AND SUBMITTED IF SHARES WILL BE TENDERED FOR PURCHASE BY BOOK-ENTRY TRANSFER TO THE DEPOSITORY TRUST COMPANY. PLEASE FAX THIS FORM TO THE DEPOSITARY AT THE NUMBER INDICATED BELOW PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE SAME DAY SHARES ARE TENDERED FOR PURCHASE.

FACSIMILE COPY NUMBER: 781-930-4939
CONFIRM BY FACSIMILE: 781-930-4900

YOU MUST PROVIDE THE INFORMATION REQUESTED BELOW. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE TENDER AND THE FUND WILL BE UNABLE TO PURCHASE YOUR SHARES. PLEASE PRINT CLEARLY IN CAPITAL LETTERS IN THE SPACE PROVIDED BELOW.

Your Name:

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DTC - VOI Number:

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DTC Participant Number:

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Date of Entry:

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Number of Shares Tendered for Purchase:

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SINGAPORE ACCOUNT INFORMATION

**NOTE – THE FOLLOWING INFORMATION IS REQUIRED ONLY IF 2,500 OR MORE SHARES ARE BEING TENDERED BY OR ON BEHALF OF ANY INDIVIDUAL BENEFICIAL OWNER:

Your Name:

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Name & Telephone No. of Representative (optional):

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Please complete the following ONLY if you have established an account directly with the CDP:

Account Holder Name:

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Personal Identification Number (e.g., identification card or passport number):

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CDP Account Number:

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Please complete the following ONLY if you have established an account with the CDP through a broker, custodian or depository agent:

Account Holder Name:

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Broker, Custodian or Depository Agent Name (in Singapore):

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Broker, Custodian or Depository Agent Address:

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Broker, Custodian or Depository's Local Bank Identifier Code:

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Broker, Custodian or Depository's Institution Bank Identifier Code:

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Securities Account No. with Broker, Custodian or Depository Agent:

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IN ADDITION, YOU MUST ADVISE THE ABOVE-NAMED SINGAPOREAN BANK(S), BROKER(S) OR DEPOSITORY AGENT(S) (IF APPLICABLE) THAT SHARES WILL BE RECEIVED FOR YOUR ACCOUNT(S) FROM THE DEVELOPMENT BANK OF SINGAPORE LIMITED, THE FUND'S SUB-CUSTODIAN IN SINGAPORE.

PORTFOLIO SECURITIES RECEIVED WILL BE REGISTERED IN THE NOMINEE NAME OF THE DELIVERING PARTY ON AN INTERIM BASIS. THE SIGNOR, IN CONJUNCTION WITH THE LOCAL BANK/BROKER, WILL BE RESPONSIBLE FOR REREGISTERING THE PORTFOLIO SECURITIES.